Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,857,018
Unrealized Gain (Loss) on Market Value of Futures	5,909,222
Dividend Income	11,393
Interest Income	31,163
ETF Transaction Fees	1,400
Total Income (Loss)	$8,810,196

Expenses
General Partner Management Fees	$64,286
Professional Fees	14,237
Brokerage Commissions	1,853
Non-interested Directors' Fees and Expenses	700
Prepaid Insurance Expense	305
NYMEX License Fee	1,607
Total Expenses	$82,988
Net Income (Loss)	$8,727,208

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$129,553,328
Withdrawals (600,000 Shares)	(11,892,728)
Net Income (Loss)	8,727,208

Net Asset Value End of Month	$126,387,808
Net Asset Value Per Share (6,200,000 Shares)	$20.39

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612